Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 28, 2016 in the Registration Statement on Form S-1 and related Prospectus of Oxygen Therapy, Inc. for the registration of its common shares.

/s/ Liggett & Webb, P.A.

New York, New York

October 28, 2016